EXHIBIT 99.1  Press Release Dated November 4, 2004


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                                  PRESS RELEASE
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FROM:    SIMON R.C. WADSWORTH

SUBJECT: MID-AMERICA ANNOUNCES THIRD QUARTER RESULTS

DATE:    NOVEMBER 4, 2004
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Memphis, TN, Mid-America Apartment Communities,  Inc. (NYSE: MAA) reported Funds
From Operations ("FFO") of $17,135,000 or $0.73 per share/unit for the third quarter ended September 30, 2004. This includes rental revenue of $1,298,000 that reflects the effect of straight-lining of the greater level of lease concessions granted principally in this quarter; excluding this, FFO would have been $15,837,000, or $0.68 per share/unit which is at the upper end of our forecast range. Results also include $0.02 per share/unit of previously announced losses attributable to the Florida hurricanes. This compares to FFO of $8,655,000, or $0.41 per share/unit for the same quarter of a year ago which included a non-cash adjustment of $5,987,000 or $0.28 per share/unit related to the redemption of preferred stock. FFO is the generally accepted measure of operating performance for real estate investment trusts. Reconciliation and discussion of FFO can be found later in this release.

The net loss available for common shareholders for the quarter ended September 30, 2004 was $576,000 or $0.03 per common share, as compared to a net loss of $3,062,000 or $0.17 per common share for the same quarter a year ago, which included the charge of $0.28 for redemption of preferred stock and a $0.10 gain on the sale of a property.

Highlights for the quarter were:

o Average same store physical occupancy at the end of the third quarter was 95.1%, an increase from 94.7 % at the same point in the prior year and 93.3% at the end of the preceding second quarter.

o Reflecting the increased physical occupancy, after recording straight-line leasing concessions, same store revenue increased by 1.7% over the same quarter last year, and net operating income increased by 1.5%.

o    Debt service coverage improved to 2.49 from 2.37 a year ago.

o As previously announced, during the fourth quarter the Company sold a property, recording a gain of $5.8 million and its joint venture sold a property on which the Company's share of the gain was $3.2 million.

o The Company is in the process of completing the acquisition of three upscale properties totaling 964 apartments located in South Florida, Austin and Houston for a total price of $78.75 million.

Eric Bolton, Chairman and CEO said, "We're pleased with the improvement in occupancy achieved during the quarter. This marks the highest quarter-end occupancy performance we've had since the first quarter of 2001. We expect this positive result will lead to continued stable performance in the fourth quarter and into next year. Leasing concessions should decline over the next couple of quarters and with a steady improvement in the job market underway, we anticipate that we will be in a position to recover pricing momentum early next year. There is significant upside to re-capture in this area of revenue performance within our portfolio as a result of maintaining high leasing standards and the physical condition of our properties during the weak market environment of the last two years. Operating expenses remain under tight control with same store property operating expenses up only 0.4% over prior year, excluding the impact of the non-routine expenses incurred in the third quarter as a result of the hurricanes affecting our Florida region.

"We expect to be successful in acquiring almost $200 million of high quality assets this year at attractive prices that have further enhanced our portfolio quality and level of investment in major growth markets. We expect to capture additional new growth next year and remain committed to our strict investment disciplines."

Simon Wadsworth, Executive Vice-President and CFO said, "Before the impact of straight-line leasing concessions that increased our reported FFO to 73 cents per share/unit, third quarter results were at the top end of our revised guidance issued several weeks ago. As noted at that time, we incurred an estimated $0.02 per share/unit charge to Q3 results as a result of the storm damage incurred at several of our Florida properties. Our balance sheet is strong, and we've reduced interest rate risk by fixing, swapping or forward-swapping over 80% of our debt. Refinancings during the quarter brought our interest rate at the end of September to 5.2%."

"The impact of straight-lining $1.298 million of leasing concessions, which is required under generally accepted accounting principles, is to bring rental revenue that we would have recognized in future quarters forward into the third quarter. Therefore we need to adjust our forecast. We expect FFO per share for the fourth quarter to be within a range of $0.75 to $0.78 per share/unit and total for the year to be $2.98 to $3.01. We are also establishing an early estimate of FFO for 2005 of $3.00 to $3.10 per share/unit. Important assumptions are same-store growth rate of NOI in the 2% to 2.5% range, reflecting continued improvement in our markets, and our ability to complete acquisitions on terms similar to this year. We'll discuss these assumptions more fully in our conference call."

The company has expanded disclosure, especially on market performance, in supplemental disclosure schedules. These supplemental disclosure schedules can be found in an expanded version of this earnings release on the investors page of our web site at www.maac.net. The company will host a conference call to further discuss third quarter results on Friday, November 5, 2004 at 9:15 AM Central Time. The conference call-in number is 866-238-0637 and the moderator's name is Eric Bolton.

MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 37,224 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, the ability to complete planned dispositions, risk of future goodwill or asset impairment, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.
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
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CONSOLIDATED STATEMENTS OF OPERATIONS  (in thousands except per share data)
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                                                                  Three months ended               Nine months ended
                                                                     September 30,                   September 30,
                                                               ------------------------------  -----------------------------
                                                                   2004            2003             2004            2003
                                                               -------------  ---------------  --------------  -------------
Property revenues                                                  $ 67,378        $ 59,117       $ 198,651       $ 172,565
Management and fee income, net                                          149             215             443             729
Property operating expenses                                         (29,419)        (25,746)        (83,657)        (71,716)
Depreciation                                                        (17,181)        (14,599)        (51,061)        (41,973)
Property management expenses                                         (2,401)         (2,217)         (7,968)         (6,768)
General and administrative                                           (1,953)         (1,749)         (6,839)         (5,349)
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Income from continuing operations before non-operating items         16,573          15,021          49,569          47,488
Interest and other non-property income                                  155             202             434             662
Interest expense                                                    (12,868)        (11,426)        (37,239)        (33,319)
Gain (loss) on debt extinguishment                                       38             101            (179)           (104)
Amortization of deferred financing costs                               (436)           (461)         (1,301)         (1,583)
Minority interest in operating partnership income                      (464)           (778)         (1,418)         (1,117)
Loss from investments in unconsolidated entities                        (61)             (8)           (135)           (316)
Net gain on insurance and other settlement proceeds                     248           2,075           3,104           2,600
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Income from continuing operations                                     3,185           4,726          12,835          14,311
Discontinued operations:
    Income (loss) from discontinued operations                          (54)           (177)            343            (331)
    Gain (loss) on sale of discontinued operations                        -           1,921               -           1,921
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Net income                                                            3,131           6,470          13,178          15,901
Preferred dividend distribution                                      (3,707)         (3,545)        (11,119)        (11,395)
Premiums and original issuance costs associated with
    the redemption of preferred stock                                     -          (5,987)              -          (5,987)
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Net income (loss) available for common shareholders                $   (576)       $ (3,062)      $   2,059       $  (1,481)
============================================================================================================================

Weighted average common shares - Diluted                             20,338          18,302          20,545          17,961
Net income (loss) per share available for common shareholders        ($0.03)         ($0.17)          $0.10          ($0.08)

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FUNDS FROM OPERATIONS (in thousands except per share data)
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
Net income                                                         $  3,131        $  6,470       $  13,178       $  15,901
Addback: Depreciation real estate assets                             16,830          14,259          50,040          40,944
Subtract: Net gain on insurance and other settlement proceeds           248           2,075           3,104           2,600
Subtract: Net gain on insurance and other settlement proceeds
    of discontinued operations                                            -               -             526              82
Addback: Depreciation real estate assets
    of discontinued operations                                          230             228             681             790
Subtract: Gain (loss) on sale of discontinued operations                  -           1,921               -           1,921
Addback: Depreciation real estate assets
    of unconsolidated entities                                          435             448           1,333           1,481
Subtract: Preferred dividend distribution                             3,707           3,545          11,119          11,395
Addback: Minority interest in operating partnership income              464             778           1,418           1,117
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Funds from operations before premiums and original
    issuance costs associated with the redemption of
    preferred stock                                                  17,135          14,642          51,901          44,235
Premiums and original issuance costs associated with
    the redemption of preferred stock                                     -           5,987               -           5,987
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Funds from operations                                                17,135           8,655          51,901          38,248
Addback:  Premiums and original issuance costs associated
    with the redemption of preferred stock                                -           5,987               -           5,987
Recurring capex                                                      (4,149)         (3,374)        (10,691)         (9,590)
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Adjusted funds from operations                                     $ 12,986        $ 11,268       $  41,210       $  34,645
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Weighted average common shares and units - Diluted                   23,350          21,324          23,217          20,922
Funds from operations before premiums and original
    issuance costs associated with the redemption of
    preferred stock per shares and units - Diluted                 $   0.73        $   0.69       $    2.24       $    2.11
Funds from operations per share and unit - Diluted                 $   0.73        $   0.41       $    2.24       $    1.83
Adjusted funds from operations per share and unit - Diluted        $   0.56        $   0.53       $    1.77       $    1.66

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NON-GAAP FINANCIAL DEFINITIONS
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Funds From Operations (FFO)

FFO represents net income (computed in accordance with U.S. generally accepted accounting principles, or GAAP) excluding extraordinary items, minority interest in Operating Partnership income, gain on disposition of real estate assets, plus depreciation of real estate and adjustments for joint ventures to reflect FFO on the same basis. This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition.

Disposition of real estate assets includes sales of discontinued operations as well as proceeds received from insurance and other settlements from property damage.

Our calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

While the Company has included the amount charged to retire preferred stock in excess of carrying values in its FFO calculation in response to the SEC's Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock, the Company believes that FFO before amount charged to retire preferred stock in excess of carrying values is also an important measure of operating performance as the amount charged to retire preferred stock in excess of carrying values is a non-cash adjustment representing issuance costs in prior periods for preferred stock.


Adjusted Funds From Operations (AFFO)

For purposes of these computations, AFFO is composed of FFO less recurring capital expenditures plus the premiums and original issuance costs of preferred stock that was redeemed. As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.


Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

For purposes of these computations, EBITDA is composed of net income before net gain on discontinued operations and insurance and other settlement proceeds, and gain or loss on debt extinguishment, plus depreciation, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.